Exhibit 10.5(b)

CARGO THERAPEUTICS, INC.

AMENDMENT No. 5 TO

2021 STOCK OPTION AND GRANT PLAN

WHEREAS, the Board of Directors of CARGO Therapeutics, Inc. (formerly known as Syncopation Life Sciences, Inc.) (the “Company”) approved and adopted the 2021 Stock Option and Grant Plan (the “Plan”) of the Company on July 30, 2021; and

WHEREAS, the Board of Directors and the stockholders of the Company have determined that it is in the best interest of the Company to amend the Plan as set forth in this Amendment No. 5 (this “Amendment”).

NOW, THEREFORE, the Plan is amended as follows:

1. Amendment of the Plan

1.01. Section 3(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a) Stock Issuable. The maximum number of Shares reserved and available for issuance under the Plan shall be 49,103,103 Shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the Shares underlying any Awards that are forfeited, canceled, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) and Shares that are withheld upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall be added back to the Shares available for issuance under the Plan. Subject to such overall limitations, Shares may be issued up to such maximum number pursuant to any type or types of Award, and no more than 49,103,103 Shares may be issued pursuant to Incentive Stock Options. The Shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company.”

2. Miscellaneous.

2.01. Effect. Except as amended hereby, the Plan shall remain in full force and effect.

2.02. Defined Terms. All capitalized terms used but not specifically defined herein shall have the same meanings given such terms in the Plan unless the context clearly indicates or dictates a contrary meaning.

2.03. Governing Law. This Amendment shall be governed by and construed in accordance with the laws and judicial decisions of the State of Delaware, without regard to the application of the principles of conflicts of laws.

ADOPTED BY BOARD OF DIRECTORS:	July 21, 2023

APPROVED BY STOCKHOLDERS:	July 31, 2023